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                                                                   Exhibit 23.2
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                [Letterhead of Aldrich, Kilbride and Tatone LLP]



                    Consent of Independent Public Accountants


We hereby consent to the use in this Registration Statement on Form S-4 of Alamosa (Delaware), Inc. of our report dated February 28, 2001 relating to the financial statements of Washington Oregon Wireless, LLC, which appear in the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                  Aldrich, Kilbride and Tatone LLP

                                  /s/ Aldrich, Kilbride and Tatone LLP

Salem, Oregon
May 7, 2001

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